NORTHWEST EQUITY CORP.



                             234 Keller Avenue South
                             Amery, Wisconsin 54001
                                 (715) 268-7105




                                                                   July 21, 1999




Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Northwest Equity Corp. (the "Company"), the holding company for Northwest Savings Bank (the "Bank"). The meeting will be held on Tuesday, August 17, 1999, at 2:00 p.m., Amery, Wisconsin time, at Centennial Hall, 608 Harriman Avenue South, Amery, Wisconsin 54001.

         The attached Notice of Annual Meeting of Shareholders and Proxy Statement describes the formal business to be conducted at the Annual Meeting. A copy of the Company's Annual Report for the fiscal year ended March 31, 1999, also is enclosed. Directors and officers of the Company, as well as a representative of Wipfli Ullrich Bertelson LLP, the Company's independent auditors, will be present at the Annual Meeting to respond to any questions that shareholders may have.

         The vote of every shareholder is important to ensure a quorum is present and that the necessary business can be conducted at the meeting. Please sign and return the enclosed appointment form of proxy promptly in the postage-paid envelope provided, regardless of whether you are able to attend the Annual Meeting in person. If you attend the Annual Meeting, you may vote in person even if you have already mailed your Proxy.

     On behalf of the Board of Directors and all of the employees of the Company and the Bank, I thank you for your investment and trust in Northwest Equity Corp.


                                Sincerely yours,



                                /s/Brian L. Beadle_______
                                Brian L. Beadle
                                President, Chief Executive Officer and
                                Chief Financial Officer











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                             NORTHWEST EQUITY CORP.

                             234 Keller Avenue South
                             Amery, Wisconsin 54001
                                 (715) 268-7105
                                  -------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To be held on August 17, 1999
                                  -------------

To Holders of Common Stock of Northwest Equity Corp.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Northwest Equity Corp. (the "Company") will be held on Tuesday, August 17, 1999, at 2:00 p.m., Amery Wisconsin time, at Centennial Hall, 608 Harriman Avenue South, Amery, Wisconsin 54001. The Annual Meeting is for the purpose of considering and voting upon the following matters, all of which are set forth more completely in the accompanying Proxy Statement:

     1. The election of two directors each for a three year term, and in each case until their successors are elected and qualified;

     2. The ratification of the appointment of Wipfli Ullrich Bertelson LLP as independent auditors of the Company for the fiscal year ending March 31, 2000; and

     3. Such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof. The Board of Directors is not aware of any other such business.

         The Board of Directors has established June 25, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Only shareholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting. The Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies by the Company.

                                    By Order of the Board of Directors



                                    /s/James L. Moore_______
Amery, Wisconsin                    James L. Moore
July 21, 1999                       Secretary

================================================================================
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED.
================================================================================







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



                             NORTHWEST EQUITY CORP.


                             234 Keller Avenue South
                             Amery, Wisconsin 54001
                                 (715) 268-7105


                              --------------------

                                 PROXY STATEMENT
                               -------------------


                         ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held On August 17, 1999
                          ----------------------------


         This Proxy Statement is being furnished to holders of common stock, $1.00 par value per share (the "Common Stock"), of Northwest Equity Corp. (the "Company") in connection with the solicitation on behalf of the Board of Directors of the Company of proxies to be used at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, August 17, 1999, at 2:00 p.m., Amery, Wisconsin time, at Centennial Hall, 608 Harriman Avenue South, Amery, Wisconsin 54001 and at any adjournments or postponements thereof.

         The 1999 Annual Report to Shareholders, including the Company's consolidated financial statements for the fiscal year ended March 31, 1999, accompanies this Proxy Statement and appointment form of proxy (the "proxy"), which are being mailed to shareholders on or about July 21, 1999.

         Only shareholders of record at the close of business on June 25, 1999 (the "Voting Record Date") will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. On the Voting Record Date, there were 825,301 shares of Common Stock outstanding and the Company had no other class of securities outstanding.

         The presence, in person or by proxy, of the holders of at least a majority of the total number of shares Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. As to the election of directors, the proxy being provided by the Board of Directors enables a shareholder to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. Under the Wisconsin Business Corporation Law (the "WBCL"), directors are elected by a plurality of the votes cast with a quorum present and shareholders do not have a right to cumulate their votes for the election of directors unless the articles of incorporation provide otherwise. The Company's Articles of
Incorporation do not provide cumulative voting rights for the election of directors. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is necessary to ratify the appointment of Wipfli Ullrich Bertelson LLP as auditors of the Company for the fiscal year ending March 31, 2000. Abstentions are included in the determination of shares present and voting for purposes of whether a quorum exists, while broker non-votes are not. Neither abstentions nor broker non-votes are counted in determining whether a matter has been approved. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit the further solicitation of proxies. As provided in the Company's Articles of Incorporation, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "10% Limit") are not entitled to any vote in respect of the shares held in excess of the 10% Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as such persons acting in concert with, such person or entity. The Company's Articles of Incorporation authorize the Board
(i) to make all determinations necessary to implement and apply the 10% Limit, including determining whatever persons or entities are acting in concert, and
(ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the 10% Limit supply information to the Company to enable the Board to implement and apply the 10% Limit.

         Shareholders are requested to vote by completing the enclosed proxy and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their vote in the spaces provided on the proxy. Proxies solicited by the Board of Directors of the Company will be voted at the Annual Meeting or any adjournments or postponements thereof in accordance with the directions given thereon. Where no instructions are indicated, signed proxies will be voted FOR the election of each of the nominees for director named in this Proxy Statement and FOR ratification of the appointment of Wipfli Ullrich Bertelson LLP as independent auditors of the Company for the fiscal year ending March 31, 2000. Returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so.

         Any shareholder giving a proxy has the power to revoke it any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (James L. Moore, Secretary, Northwest Equity Corp., 234 Keller Avenue South, Amery Wisconsin 54001); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. If you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournments or postponements thereof and will not be used for any other meeting.

         The cost of solicitation of proxies by mail on behalf of the Board of Directors will be borne by the Company. Proxies may be solicited by personal interview or by telephone, in addition to the use of the mails by directors, officers and regular employees of the Company and Northwest Savings Bank (the "Bank"), without additional compensation therefor. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares of Common Stock held of record by the beneficial owners of such shares. The Company will reimburse such holders for their reasonable out-of-pocket expenses.

         Proxies solicited hereby will be returned to the Board of Directors, and will be tabulated by inspectors of election designated by the Board of Directors, who will not be employed by, or a director of, the Company or any of its affiliates.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth the beneficial ownership of shares of Common Stock as of May 31, 1999 (except as noted otherwise below) by: (i) each shareholder known to the Company to beneficially own more than 5% of the shares of Common Stock outstanding, as disclosed in certain reports regarding such ownership filed with the Company and with the Securities and Exchange Commission ("SEC"), in accordance with Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) each director and director nominee of the Company, (iii) the executive officer of the Company appearing in the Summary Compensation Table below, and (iv) all directors and executive officers as a group. Members of the Board of Directors of the Company also serve as directors of the Bank.
                                           Number of Shares
                                             Beneficially
Name                                          Owned (1)        Percent of Class
----                                          ---------        ----------------
Northwest Savings Bank
Employee Stock Ownership Trust (2).........     21,437               2.6%
Heartland Advisors, Inc. (3)...............     80,000               9.7%
John Hancock Advisers, Inc. (4)............     61,000               7.4%
Donald J. Ripp (5).........................     52,000               6.3%
Brian L. Beadle (6)(8).....................     46,574               5.6%
Gerald J. Ahlin............................     10,295               1.2%
Michael D. Jensen..........................     34,025               4.1%
Vern E. Albrecht...........................     13,500               1.6%
Donald M. Michels..........................      5,120                *
Norman M. Osero............................     14,275               1.7%
James L. Moore (7).........................     21,310               2.6%
All directors, director nominees and
executive officers as a group(7 persons)(6)(8) 145,099              16.8%
---------------------------

* Amount represents less than 1% of the total shares of Common Stock outstanding on the Voting Record Date.
(1) Unless otherwise indicated, includes shares of Common Stock held directly by the individuals as well as by members of such individuals' immediate family who share the same household, shares held in trust and other indirect forms of ownership over which shares the individuals effectively exercise sole or shared voting and for investment power.
(2) Emjay Corporation (the "Trustee") is the trustee for the Northwest Savings Bank Employee Stock Ownership Trust. The Trustee's address is 725 W. Glendale Ave., Milwaukee, Wisconsin 53217-0909.
(3) Based upon a Schedule 13G, dated January 28, 1999, filed with the Company under the Exchange Act, by Heartland Advisors, Inc., 790 North Milwaukee Street, Milwaukee, Wisconsin 53202.
(4) Based upon a Schedule 13G, dated January 29, 1997, filed with the Company under the Exchange Act, by John Hancock Advisers, Inc., John Hancock Place, P.O. Box 111, Boston, MA 02199.
(5) Based upon a Schedule 13D, dated December 14, 1994, filed with the Company under the Exchange Act by Donald J. Ripp, 10575 W. Forest Home Avenue, P.O. 301, Hales Corners, Wisconsin 53130-0301.
(6) Includes shares of Common Stock awarded to certain executive officers under the Company's stock incentive plan that are subject to vesting requirements. Recipients of restricted stock awards may direct voting prior to vesting.
(7       Current executive officer and new director nominee.
(8) Includes shares of Common Stock allocated to certain executive officers under the Northwest Savings Bank Employee Stock Ownership Plan, for which such individuals possess shared voting power. Mr. Beadle was allocated 11,924 shares and Mr. Moore was allocated 7,742 shares.

                  MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

                                    MATTER 1
                              ELECTION OF DIRECTORS

         Pursuant to the Articles of Incorporation of the Company directors of the Company are divided into three classes as equal in number as possible. At each annual meeting of shareholders, one class of directors, or approximately one-third of the total number of directors, are to be elected for a term of three years. There are no family relationships among any of the directors and/or executive officers of the Company. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any person and the Company.

         Unless otherwise directed, each proxy executed and returned by a shareholder will be voted FOR the election of the nominees for director listed below. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors. All of the proposed nominees currently serve as directors of the Bank. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as director if elected.

     The following table presents information concerning the nominees for director and continuing directors. Mr. Jensen has served as a director of the Company since the Company's formation in November 1993 and has been a director of the Bank since 1986. Mr. Moore is Senior Vice President and Secretary of the Company and the Bank and has been an officer of the Company since the Company's formation in November 1993 and an employee of the Bank since 1975. Mr. Moore has been nominated to replace Donald M. Michels, who is retiring from the Board under the Board's retirement policy.

           Nominees for Director for Three-Year Term Expiring in 2002

                                                                     Director
                             Position with the Company              of the Bank
Name                Age      and Principal Occupation                 Since

Michael D. Jensen    49      Director of the Company and the           1986
                             Bank; President and director of
                             Amery   Telcom,   Inc.,  a
                             communications  company,  since
                             1983; Director of Amery Regional
                             Medical Center, Amery, Wisconsin
                             since 1984.

James L. Moore       61      Senior Vice President and Secretary,        n/a
                             of  the  Company  and   the   Bank;
                             joined the Bank in 1975.

         The affirmative vote of a plurality of the votes cast is required for the election of directors. Unless otherwise specified, the shares of Common Stock represented by the proxies solicited hereby will be voted in favor of the election of the above-described nominees. The Board of Directors recommends that you vote FOR the election of each of the nominees for director.

                INFORMATION WITH RESPECT TO CONTINUING DIRECTORS

                                                                     Director
                                   Position with the Company        of the Bank
Name                      Age      and Principal Occupation            Since

                               Directors Whose Terms Expire in 2000

Gerald J. Ahlin            66      Director of the Company and the      1985
                                   Bank; Prior to his retirement,
                                   from 1959 to 1992, he was a
                                   business and economics teacher
                                   for  the Amery Public Schools,
                                   Amery, Wisconsin.

Brian L. Beadle            56      President, Chief Executive Officer,   1976
                                   Chief Financial Officer, and
                                   Director of the Company  and
                                   the  Bank; from 1974 to 1984, he
                                   served as Vice  President of the
                                   Bank.  Mr. Beadle joined the Bank
                                   in 1970.


                               Directors Whose Terms Expire in 2001

Vern E. Albrecht           70      Director of the Company and the       1989
                                   Bank;  Prior to his retirement,
                                   from  1971  to  1989, he was a
                                   President, Chief Executive Officer
                                   and principal owner of Nova Tran
                                   Corporation, an electronics and
                                   and  medical  manufacturing
                                   company, Clear Lake, Wisconsin.

Norman M. Osero            60      Director of the Company and the       1992
                                   Bank; President  of Dynatronix,
                                   Inc.,  Amery,   Wisconsin,  an
                                   electronic manufacturing company
                                   since  1979; President of Amery
                                   Technical Products, Inc., Amery,
                                   Wisconsin, a  subcontractor
                                   manufacturing company, since
                                   1984.

                    MEETINGS OF THE BOARD AND ITS COMMITTEES

         Regular meetings of the Board of Directors are held on a monthly basis. During the fiscal year ended March 31, 1999, the Board of Directors of the Company held twelve regular meetings and one special meeting. No incumbent director attended fewer than 75% of the aggregate total number of meetings of the Board of Directors held and the total number of committee meetings on which such director served during the fiscal year ended March 31, 1999.

         The Board of Directors of the Company has a standing joint Audit Committee with the Bank. For the fiscal year ended March 31, 1999, the Audit Committee of the Company and the Bank consisted of Directors Vern E. Albrecht, Donald M. Michels, and Gerald J. Ahlin, who were neither officers nor employees of the Company nor the Bank ("Outside Directors"). The Audit Committee reviews the scope and timing of the audit of the Company's financial statements by the Company's independent auditors and reviews with the independent auditors the Company's management policies and procedures with respect to auditing and accounting controls. The Audit Committee also reviews and evaluates the independence of the Company's auditors, approves services rendered by such auditors and recommends to the Board the engagement, continuation or discharge of the Company auditors. The Company's Audit Committee met once during the fiscal year ended March 31, 1999.

         For the fiscal year ended March 31, 1999, the Compensation Committee of the Board of Directors of the Company consisted of Directors Michael D. Jensen, Norman M. Osero and Gerald J. Ahlin. The Company did not pay separate compensation to its officers during the fiscal year ended March 31, 1999. The Bank paid all compensation and the Compensation Committee of the Bank determined the compensation policies. The Compensation Committee of the Company met twice during the fiscal year ended March 31, 1999. In April 1998, the Compensation Committee of the Company met to ratify compensation decisions made by the Bank during the fiscal year ended March 31, 1999. In August 1996, the Compensation Committee of the Company met to grant stock options and shares of common stock under the Company's stock related benefit plans.

         For the fiscal year ended March 31, 1999, the Nominating Committee of the Board of Directors of the Company consisted of Directors Brian L. Beadle, Vern E. Albrecht and Norman M. Osero. In April 1999, the Nominating Committee recommended nominees for directors to stand for election at the Annual Meeting to the Board of Directors. The Company's By-Laws allow for shareholder nominations of directors and require such nominations be made pursuant to timely notice in writing to the Secretary of the Company. See "SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING."

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

         During the fiscal year ended March 31, 1999, the Company did not pay separate compensation to its executive officers. Separate compensation will not be paid to officers of the Company until such time as the officers of the Company devote significant time to separate management of Company affairs. This is not expected to occur until the Company becomes actively involved in additional significant business beyond that of the Bank.

         The following table summarizes the total compensation earned by the Bank's Chief Executive Officer. The Bank's next highest paid executive officer's compensation (salary and bonus) did not exceed $100,000 for the Bank's fiscal years ended March 31, 1999, 1998 or 1997.

                           SUMMARY COMPENSATION TABLE

                                                Long-Term Compensation
                                                        Awards
                                                  Value of   Number      All
                                                 Restricted of Shares   Other
                            Annual Compensation(1) Stock    Subject to Compen-
Name and Principal Position  Year Salary  Bonus(2) Awards    Options   sation(3)

Brian L. Beadle............  1999 $87,742 $6,700    ---        ---     $87,695
 President, Chief Executive  1998 $83,086 $6,500    ---        ---     $74,197
 Officer and Chief Financial 1997 $80,375 $5,000    ---        ---     $35,538
 Officer of  the Company
 and the Bank
------------------------

(1) Perquisites and other personal benefits provided to the named executive officer by the Bank did not exceed the lesser of $50,000 or 10% of named executive officer's total annual salary and bonus during the fiscal years indicated, and accordingly, are not included.
(2) Bonuses paid during the fiscal years ended March 31, 1997, 1998, and 1999 were discretionary.
(3) The amount shown for the fiscal year ended March 31, 1997, is derived from the following figures: (i) $31,174 - ESOP contribution (based upon the value of the shares of Common Stock at March 31, 1997); (ii) $4,364 - Pension Plan contribution. The amount shown for the fiscal year ended March 31, 1998, is derived from the following figures: (i) $66,013 - ESOP contribution (based upon the value of the shares of Common Stock at March 31, 1999); (ii) $8,184 - Pension Plan contribution. The amount shown in the column for the fiscal year ended March 31, 1999, is derived from the following figures: (i) $83,094 - ESOP contribution (based upon the value of the shares of Common Stock at March 31, 1996); (ii) $4,601 - Pension Plan contribution.

Employment Agreements

         The Bank entered into a three-year  employment agreement with Mr. Brian
L. Beadle and a two-year employment agreement with Mr. James L. Moore (the "Employment Agreements"). The term of the agreements can be restored to the full three and two year terms, as applicable, by action of the Board of Directors in connection with the Board's annual performance evaluation. On April 21, 1998, the Board of Directors approved a three-year employment agreement with Mr. Brian
L. Beadle and a two-year employment agreement with Mr. James L. Moore. The Employment Agreements are intended to ensure that the Bank maintains stable and competent management. Under the agreements, the base salary for Brian L. Beadle is $88,000 and $58,000 for James L. Moore. Base salaries may be increased by the Board of Directors of the Bank, but may not be reduced except as part of a general pro rata reduction in compensation for all executive officers. In addition to base salary, the Employment Agreements provide for payments from other Bank incentive compensation plans, and provide for other benefits, including participation in any group health, life, disability or similar insurance program and in any pension, profit-sharing, employee stock ownership plan, deferred compensation, 401(k) or other retirement plans maintained by the Bank. The Employment Agreements also provide for participation in any stock-based incentive programs made available to executive officers of the Bank. The Employment Agreements may be terminated by the Bank upon death, disability, or retirement; for cause at any time; or in certain events specified by regulations issued by the Wisconsin Department of Financial Institutions ("DFI"). If the Bank terminates the Employment Agreements other than for death, disability, retirement or cause (or a change of control as defined below), the executive is entitled to continuation of his compensation and benefits (based on the highest compensation within three years preceding termination) for the remainder of the employment term together with other compensation and benefits in which he was vested at the termination date.

         The Employment Agreements also provide for severance payments if the executive's employment terminates following a change in control. Under the Employment Agreements, a "Change of Control" is generally defined to include any change in control required to be reported under the federal securities laws as well as (i) the acquisition by any person of 25% or more of the Company's outstanding voting securities, or (ii) a change in a majority of the directors of the Company during any two-year period without the approval of at least two-thirds of the persons who were directors at the beginning of such period. In the event of a Change of Control, the executive shall receive severance pay in the form of payments continuing for the then remaining unexpired portion of the employment term. ( If the executive elects to receive such payments in one lump sum, it would be calculated on the basis of the executive's average annual compensation for the past three years ). Assuming a Change in Control occurred as of March 31, 2000, Messrs. Beadle and Moore would be entitled to severance pay in the amounts of $237,000 and $129,000 respectively, or $366,000 in the aggregate. In addition, the executive is entitled to all qualified retirement and other benefits in which the executive was vested and additional retirement benefits under all qualified plans that the executive would have been entitled had such executive continued employment through the then-remaining employment term. If the severance payments following a Change in Control would constitute "parachute payments" within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and the present value of such "parachute payments" equals or exceeds three times the executive's average annualized includable income for the five calendar years preceding the year in which a Change in Control occurred, the severance payments shall be reduced to an amount equal to the present value of 2.99 times the average annual compensation paid to the executive during the five calendar years immediately preceding such Change in Control. If total payments following a Change in Control constitute excess parachute payments under Section 280G of the Internal Revenue Code, it could result in the imposition of an excise tax on the recipient and denial of an income tax deduction for such excess amounts to the Bank and the Company. The employment agreements provide that benefits payable to the executive under a Change in Control may, at the election of the executive, be reduced to an amount necessary to prevent imposition of an excise tax.

Benefits

         Insurance Plans

         All full-time employees of the Bank are eligible for comprehensive health insurance commencing upon the completion of three full months of employment with the Bank. After three full months of employment, full-time employees are covered as a group for life insurance and long-term disability insurance. The Bank pays 85% of the cost of health insurance for single coverage and 70% of the cost of health insurance for family coverage. The Bank pays the entire cost of life insurance and long-term disability coverage for all employees.

         Money Purchase Pension Plan

         The Bank maintains the Northwest Savings Bank Money Purchase Pension Plan (the "Pension Plan"), a tax qualified defined contribution plan covering all eligible employees. Employees are eligible to participate after completing a twelve-month period of 1,000 or more hours of employment and attaining age 21. Each plan year, the Bank contributes 5% of each participant's salary to the Pension Plan on behalf of those participants who have completed 1,000 hours of service during the plan year and are employed at the end of the plan year. Benefits generally become 5% vested after one year of service, 10% vested after two years of service, 15% vested after three years of service, 20% vested after four years of service and 100% vested after five years of service. Distributions from the Pension Plan are made upon termination of service in an annuity, a lump sum or in installments over a period not to exceed the greater of the life expectancy of the participant or the life expectancy of the joint survivor of the participant and his designated beneficiary. Under the Pension Plan, a separate account is established for each participating employee. The Pension Plan's trustee is the Emjay Corporation.

          Employee Stock Ownership Plan and Trust

         The Bank has established an Employee Stock Ownership Plan (the "ESOP") for eligible employees. The ESOP borrowed funds from the Company to purchase 103,250 shares of Common Stock. Collateral for the loan is the Common Stock purchased by the ESOP. The Bank makes scheduled discretionary cash contributions to the ESOP sufficient to amortize the principal and pay the interest on the loan. Under normal amortization, the ESOP loan would be repaid by May 1, 2000. The interest rate payable on the ESOP loan is 8% simple interest compounded annually. Shares purchased by the ESOP are held in a suspense account for allocation among participants as the loan is repaid.

         Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan will be allocated among participants on the basis of compensation. Benefits generally become 5% vested after one year of service, 10% vested after two years of service, 15% vested after three years of service, 20% vested after four years of service and 100% vested after five years of service. Participants also become 100% vested upon death, retirement, early retirement, or disability retirement. Benefits may be paid either in shares of Common Stock or in cash. As the Bank's contributions to the ESOP are not fixed, benefits payable under the ESOP cannot be estimated.

         In November 1993, the American Institute of Certified Public Accountants issued Statement of Position 93-6 - "Employers' Accounting for Employee Stock Ownership Plans" ("SOP"). The SOP is effective for the Company's fiscal year that began April 1995. The SOP requires that shares committed to be released in an accounting period should be reflected in the consolidated financial statements as compensation expense equal to the fair value of the shares committed to be released. The shares generally will be deemed to be committed to be released ratably during an accounting period as the employee performs service. Accordingly, average fair values will be used to determine the amount of compensation expense to be recognized in that period. Thus, as shares increase or decrease in value, earnings will be affected relative to the shares committed to be released in that period. Additionally, the SOP requires that outstanding shares for purposes of computing both primary and fully diluted earnings per share include only those shares scheduled to be released in that or prior periods. Thus, as the ESOP releases additional shares in future periods, earnings per share may be diluted. Shares of the Company acquired by the ESOP are scheduled to be released over a seven-year period commencing in 1996. On March 31, 1999, 28,023 shares of Common Stock held by the ESOP were released.

         Emjay Corporation (the "Trustee") is the ESOP trustee. The Compensation Committee may instruct the Trustee regarding investment of funds contributed to the ESOP. The Trustee will vote all allocated shares held in the ESOP in accordance with instructions from participating employees. The Trustee will vote unallocated shares held in the suspense account.

          Northwest Equity Corp. Incentive Plan

         In October 1995, the Company's shareholders approved the Northwest Equity Corp. Incentive Plan (the "Incentive Plan"). The Incentive Plan provides officers and employees of the Company and the Bank with a proprietary interest in the Company and is intended to encourage them to remain with the Company and the Bank. As of March 31, 1999, the Bank had 15 officers and employees participating in the Plan. The Plan acquired 41,300 shares of Common Stock.

         The Compensation Committee of the Company, consisting of Directors Gerald J. Ahlin, Michael D. Jensen and Norman M. Osero administers the Incentive Plan. In October 1995, officers and employees of the Bank were granted in the aggregate 41,300 nontransferable and nonassignable shares of Common Stock. Officers and employees became vested in shares of Common Stock awarded under the Incentive Plan at the rate of approximately 33 1/3% per year on the first, second and third anniversaries of the date of the grant. Awards will be 100% vested upon termination of employment due to death, disability or following a change in control of the Bank or the Company. If an employee terminates employment with the Bank or Company for reasons other than due to death, disability or a change in control of the Bank or the Company, unvested Plan awards will be forfeited. The Incentive Plan was terminated by the Board in October 1998 and no further rights, obligations or liabilities exist with respect to the Incentive Plan.

Northwest Equity Corp. 1995 Stock Option Plan

         In October 1995, the Company's shareholders approved the Northwest Equity Corp. 1995 Stock Option Plan (the "Stock Option Plan"). The purpose of the Stock Option Plan is to provide officers, employees and directors of the Company and the Bank with a proprietary interest in the Company; to recognize management, employees and the Board of Directors for their contributions to the success of the Bank; and to incite their future performance and encourage them to remain with the Company and the Bank. Under the Stock Option Plan, all directors, officers and employees of the Company and its subsidiaries are eligible to participate. As of March 31, 1999, the Company had 16 directors, officers and employees participating in the Stock Option Plan. The Stock Option Plan authorizes the grant of (i) options to purchase shares of Common Stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code ("Incentive Stock Options"); (ii) options that do not so qualify ("Non-Statutory Options"); and (iii) options that are exercisable only upon a change in control of the Bank or the Company ("Limited Rights"). Under the Stock Option Plan, options for a total of 103,251 shares of Common Stock, or 10.0% of the number of shares of Common Stock issued in connection with the Conversion, were made available for granting to eligible participants. As of March 31, 1996, options to purchase 103,251 shares had been granted under the Stock Option Plan and no options to purchase Common Stock were available for future grants. The Stock Option Plan may be amended to increase the number of options available for granting in the future; however, if the increase in the number of shares available for grant is deemed material under regulations issued by the SEC, such amendment would require shareholder approval.

     Mr. Beadle did not receive individual option grants under the stock option plan during the fiscal year ended March 31, 1999.

         The following table sets forth certain information concerning the exercise of stock options granted under the Stock Option Plan by Mr. Beadle during the year ended March 31, 1999, and the number and value of his unexercised stock options at March 31, 1999.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                          Value of
                                                Number of                Unexercised
             Number of                        Unexercised                In-the-Money
             Shares                              Options                   Options
             Acquired on      Valu         At Fiscal Year-End         At Fiscal Year-End(1)
Name         Exercise      Realized(1)  Exercisable Unexercisable  Exercisable  Unexercisable

Brian L. Beadle   0          0          41,300                      $487,753
---------------

(1) The value of the unexercised "in-the-money" options is based upon the difference between the fair market value of the securities underlying the options ($22.25) and the exercise price of the options ($10.44) at March 31, 1999.

Of the options to purchase 51,624 shares of Common Stock granted to the directors of the Company, options grants to individual directors were determined based upon years of service with the Bank. Each non-executive director who had served as a director for a period of one or more years as of the date of shareholder approval in October 1995 were granted options to purchase 10,000 shares of Common Stock. Each non-executive director who served as a director for a period of less than one year as of the date of shareholder approval was granted options to purchase 1,624 shares of Common Stock.

         Under the Stock Option Plan, the Compensation Committee will determine the expiration date (but not later than ten years from the date the option is granted) and the exercise price of the options with respect to employees. With respect to all options granted to directors and the initial grant of options to officers and employees, the expiration date is ten years from the date of grant (October 10, 1995) and the exercise price of the options is the fair market value of the Common Stock on the date of the grant ($10.44). All options granted to employees are intended to be Incentive Stock Options to the extent permitted under Section 422 of the Internal Revenue Code. The exercise price may be paid in cash or shares of Common Stock. No options will be awarded under the Stock Option Plan following the tenth anniversary of approval of the Stock Option Plan by shareholders of the Company. Options will be transferable only by will or the laws of descent and distribution, except that Non-Statutory Options may be transferred to the spouse, children or grandchildren of a participating employee (or a trust for the benefit of such family members).

         Options granted under the Stock Option Plan in October 1995 to employees are intended to vest at the rate necessary to qualify such options as Incentive Stock Options under the Internal Revenue Code. Options granted to non-executive directors vest at the rate of 33 1/3% per year commencing on the first, second and third anniversaries of the date the Stock Option Plan was approved by shareholders. The vesting schedule of options to be granted to non-executive employees in the future, if any, will be determined by the Compensation Committee of the Company.

         In the event of a stock split, reverse stock split or stock dividend, the number of shares of Common Stock subject to options awarded under the Stock Option Plan and the exercise price per share under the option will be adjusted to reflect such increase or decrease in the total number of shares of Common Stock outstanding.

         No option granted in connection the Stock Option Plan will be exercisable after three months after the date on which the optionee ceases to perform services for the Bank or the Company, except that in the event of death or disability, options may be exercisable for up to one year thereafter or such longer period as determined by the Compensation Committee of the Company. Options held by employees terminated for cause will terminate on the date of termination. Termination "for cause" includes termination due to personal dishonesty, incompetence, willful misconduct, the intentional failure to perform stated duties, breach of fiduciary duty involving personal dishonesty, willful violations of law, the entry of a final cease and desist order or the material breach of any provisions of an employee's employment contract. Options will be immediately exercisable in the event of a change of control. "Change of control" is defined to include the acquisition of beneficial ownership of 25% or more of any class of equity security by a person or group of persons acting in concert, an exchange offer, merger or other form of business combination, a sale of assets or a contested election of directors that results in a change in control of a majority of the Board of Directors of the Company.

         In the event of death, disability or retirement, the Company, if requested by the employee, may elect to pay the employee in exchange for cancellation of the option, or beneficiary in the event of death, the amount by which the fair market value of the Common Stock exceeds the exercise price of the option on the date of the employee's termination of employment.

Directors' Compensation

         For the fiscal year ended March 31, 1999, each non-employee member of the Board of Directors of the Bank received a $400 monthly directors' fee. The directors of the Company, including Mr. Beadle, also received a $200 monthly directors' fee for Company board meetings attended during the fiscal year ended March 31, 1999.

         In October 1995, Outside Directors Ahlin, Albrecht, Jensen, Michels and Osero each were granted options to purchase 10,000 shares of Common Stock under the Stock Option Plan which are subject to the following vesting schedule: (i) 3,333 - October 10, 1996; (ii) 3,333 - October 10, 1997; and (iii) 3,334 -
October 10, 1998. In addition, Outside Director Counter was granted options to purchase 1,624 shares of Common Stock that were subject to the following vesting schedule: (i) 541 - October 10, 1996; (ii) 541 - October 10, 1997; and (iii) 542
- October 10, 1998.

               INDEBTEDNESS OF MANAGEMENT AND CERTAIN TRANSACTIONS

         With the passage of the Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA") on August 9, 1989, all loans or extensions of credit to officers and directors had to be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors of the Bank.

         Effective November 8, 1996, regulations affecting loans to directors and executive officers were changed to provide an exception that allows extensions of credit made pursuant to a benefit or compensation program that are widely available to employees of the member bank. Loans to employees of the bank are made on substantially the same terms as those prevailing at the time for comparable loans to members of the general public, except the rate shall be the greater of, 1% less than the rate available to members of the general public, 110% of the applicable federal rate as determined by the Internal Revenue Service for the month immediately prior to the month of disbursement, or the cost of funds as determined by the Federal Home Loan Bank of Chicago's Cost of Funds Survey for the previous quarter.

         The Bank's policy has not been changed since the regulations changed November 8, 1996, and all loans or extensions of credit to executive officers and directors are to be made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and may not involve more than the normal risk of collectibility or present other unfavorable features. All loans since the enactment of FIRREA were made by the Bank in the ordinary course of business and were not made with favorable terms nor involved more than the normal risk of collectibility or presented unfavorable features.

         The Company and the Bank intend to reexamine the current policy, and in the future may permit loans between the Company and the Bank and executive officers, directors, holders of 10% or more of the shares of any class of common stock of the Company and affiliates thereof, on substantially the same terms as those prevailing at the time for employees of the member bank pursuant to a benefit or compensation program.


                  SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

         Section 16(a) of the Securities Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of the shares of Common Stock outstanding, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely upon the review of the information provided to the Company, the Company believes that during the fiscal year ended March 31, 1999, all of its executive officers, directors and greater than ten percent shareholders complied with all applicable Section 16(a) filing requirements.

                                    MATTER 2
                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Company's independent auditors for the fiscal year ended March 31, 1999, were Wipfli Ullrich Bertelson LLP. The Board of Directors of the Company has reappointed Wipfli Ullrich Bertelson LLP to perform the audit of the Company's financial statements for the fiscal year ending March 31, 2000. A representative of Wipfli Ullrich Bertelson LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the Company's shareholders.

     The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and voted at the Annual Meeting is required for ratification of the selection of auditors. The Board of Directors recommends a vote FOR ratification of the appointment of Wipfli Ullrich Bertelson LLP as the independent auditors of the Company.


                SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING


DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR INCLUSION IN 2000 PROXY MATERIALS

         Any proposal which a shareholder wishes to have included in the proxy materials of Northwest relating to the 2000 annual meeting of the shareholders of Northwest, which is scheduled to be held in July 2000, must have been received at the principal executive offices of the Northwest, 234 Keller Avenue South, Amery, Wisconsin 54001 Attention: James Moore, Secretary, no later than March 1, 2000. If such proposal is in compliance with all of the requirements of Rule 14a-9 under the Exchange Act, it will be included in the proxy statement and set forth on the appointment form of proxy issued for such annual meeting of shareholders. It is urged that any such proposals be sent certified mail, return receipt requested.

         Nothing in this section shall be deemed to require Northwest to include in its proxy statement and proxy relating to the 2000 Annual Meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.


ADVANCE   NOTICE  REQUIREMENT  FOR ANY PROPOSAL OR NOMINATION TO BE RAISED BY A
SHAREHOLDER

         Shareholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article VII of the Northwest Articles, which provides that: (i) with respect to proposals to be brought before an annual meeting, such proposal must be received by Northwest not less than 60 days nor more than 90 days prior to the date of the previous year's annual meeting of shareholders, or in the event no annual meeting was held in the previous year, no later than ten days following the date notice of the annual meeting is mailed to shareholders; and (ii) with respect to proposals to be brought before a Annual Meeting, not later than the close of business on the tenth day following the date notice of such Annual Meeting is mailed to shareholders.

         In accordance with Article VII of the Northwest Articles, the advance notice of a proposal described above must set forth certain information, including the shareholder's name and address, as the appear on Northwest's record of shareholders, the class and number of shares of Northwest Common Stock beneficially owned by such shareholder, a brief description of the proposed business, the reason for considering the business at the shareholder meeting and any material interest of the shareholder in the proposed business. In addition, with respect to nominations for election to the Board of Directors made by a shareholder, in accordance with Article VII of the Northwest Articles and
Article III of the Northwest bylaws, the following information must be provided:
(i) the name and address of the shareholder who intends to make the nomination and of the person(s) to be nominated; (ii) a representation that the shareholder is a holder of record of the stock of Northwest entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and to nominated the person(s) specified in the notice; (iii) a description of all arrangements or understanding between the shareholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nominations(s) are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (v) written consent of each nominee to serve as a director of Northwest if so elected.


                      DISCRETIONARY VOTING OF 2000 PROXIES

Effective June 29, 1998, the SEC amended Rule 14a-4(c) under the Exchange Act which governs a company's use of discretionary proxy voting authority with respect to shareholder proposals that are not being included in a company's proxy solicitation materials pursuant to Rule 14a-8 of the Exchange Act. New Rule 14a-4(c)(1) provided that if a shareholder fails to notify Northwest of such proposal at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the management proxies named in the form of proxy distributed in connection with Northwest's proxy statement would be allowed to use their discretionary voting authority to address the proposal submitted by the shareholder, without discussion of the proposal in the proxy statement. Accordingly, if a shareholder who intends to present a proposal at the 2000 Annual Meeting does not notify Northwest of such proposal on or prior to June 6, 2000, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the annual meeting, even though there is no discussion of the proposal in the 2000 proxy statement.


            OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

         The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

         A copy of the Company's Form 10-KSB (without exhibits) for the fiscal year ended March 31, 1999, as filed with the SEC will be furnished without charge to shareholders of record upon written request to Northwest Equity Corp., Brian L. Beadle, 234 Keller Avenue South, Amery, Wisconsin 54001.

                                    By Order of the Board of Directors


                                    /s/James L. Moore
                                    James L. Moore
                                    Secretary

Amery, Wisconsin
July 21, 1999

================================================================================
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.
================================================================================

NORTHWEST EQUITY CORP                                            REVOCABLE PROXY
234 Keller Avenue South
Amery, Wisconsin 54001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NORTHWEST EQUITY CORP. FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                AUGUST 17, 1999, OR AT ANY ADJOURNMENTS THEREOF

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders (the "Annual Meeting") and the Proxy Statement and, revoking any proxy heretofore given, hereby constitutes and appoints Messrs.
Brian L. Beadle and Gerald J. Ahlin, and any of the directors of Northwest Equity Corp. (the "Company") or any successors in their respective positions, to represent and to vote, as designated herein, all the shares of common stock, $1.00 par value per share (the "Common Stock') of the Northwest Equity Corp. held of record by the undersigned on June 25, 1999, at the Annual Meeting which will be held on August 17, 1999, at 2:00 p.m., Amery, Wisconsin time, at the Centennial Hall, 608 Harriman Avenue South, Amery, Wisconsin 54001, or at any adjournments thereof.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BELOW, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE MATTERS LISTED BELOW If other business is presented at the Annual meeting or any adjournments or postponements thereof, this proxy will be voted by the named proxies in their best judgement and discretion. At the present time, the Board of Directors of the Company knows of no other business to be presented at the Annual Meeting.




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         PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
               DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

                   NORTHWEST EQUITY CORP. 1999 ANNUAL MEETING


I.   ELECTION OF DIRECTORS:   1.  James L. Moore    2.  Michael D. Jensen   ___FOR all nominees          ___WITHHOLD AUTHORITY
                                                                               listed to the left(except    to vote for all nominees
                                                                               as specified below)          listed to the left.

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s)of the nominee(s)in the box provided to the right).

II.  RATIFICATION  OF  THE  APPOINTMENT  OF  WIPFLI  ULLRICH  BERTELSON  LLP AS
    INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2000.
                                                                            ___FOR        ___AGAINST     ___ABSTAIN


III. IN THEIR  DISCRETION,  THE  PROXIES  ARE  AUTHORIZED  TO VOTE UPON SUCH  OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING
     OR ANY ADJOURNMENTS THEREOF.

Check appropriate box                      Date: _________                                NO. OF SHARES
Indicate changes below
Address Change?___ Name Change?____


                                                                     Signature(s) in Box

                                                                     IMPORTANT: Please sign your name exactly as it appears hereon.
                                                                     When signing as an attorney, administrator, agent, corporation, officer,  executor,  trustee,  guardian  or  similar  position, please  add  your  full title  to your signature.  If shares of common stock  are held jointly, each  holder  may sign but only one signature is required.


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